Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

MEDICAL ACTION INDUSTRIES INC.

(Exact Name of Registrant as specified in its Charter)

Delaware	11-2421849
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

800 Prime Place, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

(Full Title of Plan)

RICHARD G. SATIN, ESQ.

VICE PRESIDENT AND GENERAL COUNSEL

MEDICAL ACTION INDUSTRIES INC.

800 Prime Place

Hauppauge, New York 11788

(Name and Address of Agent for Service)

(631) 231-4600

(Telephone number, including area code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $.001 per share	400,000 shs.(2)	$26.57	$10,628,000	$1,137.20

(1)	Estimated solely for the purpose of calculating the registration fee, based upon the closing price of the Company’s Common Stock on the NASDAQ-Global Select Market on October 31, 2006.

(2)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of additional shares of Common Stock which may become issuable pursuant to anti-dilution and adjustment provisions of the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by Medical Action Industries Inc., a Delaware corporation (the “Corporation” or the “Registrant”), are incorporated herein by reference.

(a)	The Corporation’s Annual Report filed on Form 10-K for the fiscal year ended March 31, 2006.

(b)	The Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006.

(c)	The description of the Corporation’s common stock, par value $.001 per share, contained in the Company’s Registration Statement filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Names Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under provisions of the Certificate of Incorporation and By-Laws of the Registrant, each person who is or was a director or officer of the Registrant shall be indemnified by Registrant as of right to the full extent permitted or authorized by the General Corporation Law of Delaware.

Under such law, to the extent that such person is successful on the merits of a defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of Registrant, he shall be indemnified against expenses (including attorneys’ fees) reasonably incurred in connection with such action.

If unsuccessful in the defense of a third-party civil suit or a criminal suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys’ fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Registrant, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

If unsuccessful in the defense of a suit brought by or in the right of Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys’ fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Registrant, except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of his duty to Registrant, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to be indemnified for such expenses.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	1996 Non-Employee Directors Stock Option Plan, as amended

5	Opinion and consent of Richard G. Satin, Vice President of Operations, General Counsel and Secretary, relating to the legality of securities under the 1996 Non-Employee Directors Stock Option Plan

23.1	Consent of Grant Thornton LLP

23.2	Consent of Richard G. Satin, Vice President of Operations, General Counsel and Secretary -included in his opinion filed as Exhibit 5.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement that shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling person of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, New York on the 31st day of October, 2006.

MEDICAL ACTION INDUSTRIES INC.

By:	/s/ Paul D. Meringolo
Paul D. Meringolo
Chief Executive Officer, Chairman, President and Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on October 31, 2006 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Paul D. Meringolo, with full power of substitution, our true and lawful attorney and agent to do any and all acts and things in our name and on our behalf in our capacities indicated below which we may deem necessary or advisable to enable Medical Action Industries Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited, to, power and authority to sign for us or any of us in our names in the capacities stated below, any and all amendments (including post-effective amendments) thereof; and we do hereby ratify and confirm all that we shall do or cause to be done by virtue thereof.

Signature	Title

/s/ Paul D. Meringolo Paul D. Meringolo	Chief Executive Officer, Chairman, President and Director

/s/ Richard G. Satin Richard G. Satin	Vice President of Operations, General Counsel and Director (Principal Accounting Officer)

/s/ Bernard Wengrover Bernard Wengrover	Director

/s/ Philip F. Corso Philip F. Corso	Director

/s/ William W. Burke William W. Burke	Director

/s/ Henry Berling Henry Berling	Director

/s/ Kenneth R. Newsome Kenneth R. Newsome	Director

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

MEDICAL ACTION INDUSTRIES INC.

Form S-8 Registration Statement

EXHIBIT INDEX

Exhibit Description	Exhibit Number

1996 Non-Employee Directors Stock Option Plan, as amended	4.1

Opinion and Consent of Counsel	5

Consent of Grant Thornton LLP	23.1

Consent of Counsel	See Exhibit 5